Ex. 10.1

INDEMNITY AGREEMENT

This Indemnity Agreement is made as of [●], 20[●], by and between Applied Digital Corporation, a Nevada corporation (the “Company”) and [●] (the “Indemnitee”).

RECITALS

A.    The Company is aware that competent and experienced persons are increasingly reluctant to serve as directors, officers or agents of corporations unless they are protected by comprehensive liability insurance or indemnification, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such directors, officers and other agents.

B.    The statutes and judicial decisions regarding the duties of directors and officers are often difficult to apply, ambiguous, or conflicting, and therefore fail to provide such directors, officers and agents with adequate, reliable knowledge of legal risks to which they are exposed or information regarding the proper course of action to take.

C.    Plaintiffs often seek damages in such large amounts and the costs of litigation may be so enormous (whether or not the case is meritorious), that the defense and/or settlement of such litigation is often beyond the personal resources of directors, officers and other agents.

D.    The Company believes that it is unfair for its directors, officers and agents and the directors, officers and agents of its subsidiaries to assume the risk of huge judgments and other expenses which may occur in cases in which the director, officer or agent received no personal profit and in cases where the director, officer or agent was not culpable.

E.    The Company recognizes that the issues in controversy in litigation against a director, officer or agent of a corporation such as the Company or its subsidiaries are often related to the knowledge, motives and intent of such director, officer or agent, that the Indemnitee is usually the only witness with knowledge of the essential facts and exculpating circumstances regarding such matters, and that the long period of time which usually elapses before the trial or other disposition of such litigation often extends beyond the time that the director, officer or agent can reasonably recall such matters and may extend beyond the normal time for retirement for such director, officer or agent with the result that the Indemnitee, after retirement or in the event of the Indemnitee’s death, the Indemnitee’s spouse, heirs, executors or administrators, may be faced with limited ability and undue hardship in maintaining an adequate defense, which may discourage such a director, officer or agent from serving in that position.

F.    Based upon their experience as business managers, the Board of Directors of the Company (the “Board”) has concluded that, to retain and attract talented and experienced individuals to serve as directors, officers and agents of the Company and its subsidiaries and to encourage such individuals to take the business risks necessary for the success of the Company and its subsidiaries, it is necessary for the Company to contractually indemnify its directors, officers and agents and the directors, officers and agents of its subsidiaries, and to assume for itself maximum liability for expenses and damages in connection with claims against such directors, officers and agents in connection with their service to the Company and its subsidiaries, and has further concluded that the failure to provide such contractual indemnification could result in great harm to the Company and its subsidiaries and the Company’s stockholders.

G.    Section 78.7502 of the Nevada Revised Statutes, under which the Company is organized (“Section 78.7502”), empowers the Company to indemnify its directors, officers, employees and agents by agreement and to indemnify persons who serve, at the request of the Company, as the directors, officers, employees or agents of other corporations or enterprises, and expressly provides that the indemnification provided by Section 78.7502 is not exclusive.

H.    The Company desires and has requested the Indemnitee to serve or continue to serve as a director, officer or agent of the Company and/or one (1) or more subsidiaries of the Company free from

Applied Digital Corporation – Indemnity Agreement ([Director Last Name])
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Ex. 10.1
undue concern for claims for damages arising out of or related to such services to the Company and/or one (1) or more subsidiaries of the Company.

I.The Indemnitee is willing to serve, or to continue to serve, the Company and/or one (1) or more subsidiaries of the Company, provided that the Indemnitee is furnished the indemnity provided for herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Definitions.

(a)Agent. For the purposes of this Agreement, “agent” of the Company means any person who is or was a director, officer, employee or other agent of the Company or a subsidiary of the Company; or is or was serving at the request of, for the convenience of, or to represent the interests of the Company or a subsidiary of the Company as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise; or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the Company or a subsidiary of the Company, or was a director, officer, employee or agent of another enterprise at the request of, for the convenience of, or to represent the interests of such predecessor corporation.

(b)Expenses. For purposes of this Agreement, “expenses” include all out-of-pocket costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements), actually and reasonably incurred by the Indemnitee in connection with either the investigation, defense or appeal of a proceeding or establishing or enforcing a right to indemnification under this Agreement or Section 78.7502 or otherwise; provided, however, that “expenses” shall not include any judgments, fines, ERISA excise taxes or penalties, or amounts paid in settlement of a proceeding.

(c)Proceeding. For the purposes of this Agreement, “proceeding” means any threatened, pending, or completed action, suit or other proceeding, whether civil, criminal, administrative, or investigative.

(d)Subsidiary. For purposes of this Agreement, “subsidiary” means any corporation of which more than fifty percent (50%) of the outstanding voting securities is owned directly or indirectly by the Company, by the Company and one (1) or more other subsidiaries, or by one (1) or more other subsidiaries.

2.Agreement to Serve. The Indemnitee agrees to serve and/or continue to serve as agent of the Company, at its will (or under separate agreement, if such agreement exists), in the capacity the Indemnitee currently serves as an agent of the Company, so long as the Indemnitee is duly appointed or elected and qualified in accordance with the applicable provisions of the Bylaws of the Company or any subsidiary of the Company or until such time as the Indemnitee tenders such Indemnitee’s resignation in writing; provided, however, that nothing contained in this Agreement is intended to create any right to continued employment of the Indemnitee by the Company.

3.Liability Insurance.

(a)Maintenance of D&O Insurance. The Company hereby covenants and agrees that, so long as the Indemnitee shall continue to serve as an agent of the Company and thereafter so long as the Indemnitee shall be subject to any possible proceeding by reason of the fact that the Indemnitee was an agent of the Company, the Company, subject to Section 3(c), shall promptly obtain and maintain in full force and effect directors’ and officers’ liability insurance (“D&O Insurance”) in reasonable amounts from established and reputable insurers.

(b)Rights and Benefits. In all policies of D&O Insurance, the Indemnitee shall be named as an insured in such a manner as to provide the Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, if the Indemnitee is a director; or of

Applied Digital Corporation – Indemnity Agreement ([Director Last Name])
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Ex. 10.1
the Company’s officers, if the Indemnitee is not a director of the Company but is an officer; or of the Company’s key employees, if the Indemnitee is not a director or officer but is a key employee.

(c)Limitation on Required Maintenance of D&O Insurance. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain D&O Insurance if the Company determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided, the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or the Indemnitee is covered by similar insurance maintained by a subsidiary of the Company.

4.Mandatory Indemnification. The Company shall indemnify the Indemnitee to the fullest extent permitted by Nevada law (including, without limitation, Nevada Revised Statutes 78.7502 and 78.751, and in particular 78.751(3)), the Articles of Incorporation of the Company, as amended (the “Articles”) and the bylaws of the Company, as amended (the “Bylaws”) in effect on the date hereof or as Nevada law, the Articles or the Bylaws may from time to time be amended (but, in the case of any such amendment, only to the extent such amendment permits the Company to provide broader indemnification rights than Nevada law, the Articles and the Bylaws permitted the Company to provide before such amendment). Such indemnification shall include, without limitation, the rights granted to Indemnitee under this Agreement.

(a)Third Party Actions. If the Indemnitee is a person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Company) by reason of the fact that the Indemnitee is or was an agent of the Company, or by reason of anything done or not done by the Indemnitee in any such capacity, the Company shall indemnify the Indemnitee against any and all expenses and liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes and penalties, and amounts paid in settlement) actually and reasonably incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of such proceeding, provided the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and its stockholders, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful.

(b)Derivative Actions. If the Indemnitee is a person who was or is a party or is threatened to be made a party to any proceeding by or in the right of the Company by reason of the fact that the Indemnitee is or was an agent of the Company, or by reason of anything done or not done by the Indemnitee in any such capacity, the Company shall indemnify the Indemnitee against all expenses actually and reasonably incurred by the Indemnitee in connection with the investigation, defense, settlement, or appeal of such proceeding, provided the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and its stockholders; except that no indemnification under this Section 4(b) shall be made in respect to any claim, issue or matter as to which such person shall have been finally adjudged to be liable to the Company by a court of competent jurisdiction unless and only to the extent that the court in which such proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such amounts which the court shall deem proper.

(c)Actions where the Indemnitee is Deceased. If the Indemnitee is a person who was or is a party or is threatened to be made a party to any proceeding by reason of the fact that the Indemnitee is or was an agent of the Company, or by reason of anything done or not done by the Indemnitee in any such capacity, and if prior to, during the pendency of after completion of such proceeding the Indemnitee becomes deceased, the Company shall indemnify the Indemnitee’s heirs, executors and administrators against any and all expenses and liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes and penalties, and amounts paid in settlement) actually and reasonably incurred to the extent the Indemnitee would have been entitled to indemnification pursuant to Sections 4(a) or 4(b) above were the Indemnitee still alive.

(d)Limitations. Notwithstanding the foregoing, the Company shall not be obligated to indemnify the Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited

Applied Digital Corporation – Indemnity Agreement ([Director Last Name])
4887-6000-9116v.1

Ex. 10.1
to, judgments, fines, ERISA excise taxes and penalties, and amounts paid in settlement) for which payment is actually made to or on behalf of the Indemnitee under a valid and collectible insurance policy of D&O Insurance, or under a valid and enforceable indemnity clause, by-law or agreement.

5.Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes and penalties, and amounts paid in settlement) incurred by the Indemnitee in the investigation, defense, settlement or appeal of a proceeding, but not entitled, however, to indemnification for all of the total amount hereof, the Company shall nevertheless indemnify the Indemnitee for such total amount except as to the portion hereof to which the Indemnitee is not entitled.

6.Advancement of Expenses. The Company shall, to the fullest extent permitted by applicable law, advance all expenses (including attorneys’ fees, costs and expenses) incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of any proceeding to which the Indemnitee is a party or is threatened to be made a party by reason of the fact that the Indemnitee is or was an agent of the Company. The Indemnitee hereby undertakes to repay any such amounts so advanced (without interest) if, and to the extent that, it shall be determined ultimately that the Indemnitee is not entitled to be indemnified by the Company as authorized hereby. The advances to be made hereunder, if any, shall be paid by the Company to the Indemnitee within twenty (20) days following delivery of a written request therefor by the Indemnitee to the Company. In the event that the Company fails to pay expenses as incurred by the Indemnitee as required by this Section 6, the Indemnitee may seek mandatory injunctive relief from any court having jurisdiction to require the Company to pay expenses as set forth in this Section 6. If the Indemnitee seeks mandatory injunctive relief pursuant to this Section 6, it shall not be a defense to enforcement of the Company’s obligations set forth in this Section 6 that the Indemnitee has an adequate remedy at law for damages. Notwithstanding the foregoing, this Section 6 shall not apply to any claim made by the Indemnitee for which indemnity is excluded pursuant to Section 9.

7.Notice and Other Indemnification Procedures.

(a)Notice by the Indemnitee. Promptly after receipt by the Indemnitee of notice of the commencement of or the threat of commencement of any proceeding, the Indemnitee shall, if the Indemnitee believes that indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company in writing (email being sufficient) of the commencement or threat of commencement thereof.

(b)Notice by the Company. If, at the time of the receipt of a notice of the commencement of a proceeding pursuant to Section 7(a) hereof, the Company has D&O Insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(c)Defense. In the event the Company shall be obligated to pay the expenses of any proceeding against the Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by the Indemnitee, upon the delivery to the Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same proceeding, provided that (i) the Indemnitee shall have the right to employ counsel in any such proceeding at the Indemnitee’s expense; and (ii) if (A) the employment of counsel by the Indemnitee has been previously authorized by the Company, (B) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of any such defense, or (C) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the fees and expenses of the Indemnitee’s counsel shall be at the expense of the Company.

8.Determination of Right to Indemnification.

Applied Digital Corporation – Indemnity Agreement ([Director Last Name])
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Ex. 10.1

(a)Successful Defense. To the extent the Indemnitee has been successful on the merits or otherwise in defense of any proceeding (including, without limitation, an action by or in the right of the Company) to which the Indemnitee was a party by reason of the fact that the Indemnitee is or was an agent of the Company at any time, the Company shall indemnify the Indemnitee against all expenses of any type whatsoever actually and reasonably incurred by the Indemnitee in connection with the investigation, defense or appeal of such proceeding.

(b)Other Situations. In the event that Section 8(a) is inapplicable, the Company shall also indemnify the Indemnitee unless, and except to the extent that, the Company shall prove by clear and convincing evidence in a forum listed in Section 8(c) below that the Indemnitee has not met the applicable standard of conduct required to entitle the Indemnitee to such indemnification.

(c)Selection of Forum. The Indemnitee shall be entitled to select the forum in which the validity of the Company’s claim under Section 8(b) hereof that the Indemnitee is not entitled to indemnification will be heard from among the following:

(i)A quorum of the Board consisting of directors who are not parties to the proceeding for which indemnification is being sought;

(ii)The stockholders of the Company;

(iii)Legal counsel selected by the Indemnitee, and reasonably approved by the Board, which counsel shall make such determination in a written opinion; or

(iv)A panel of three (3) arbitrators, one (1) of whom is selected by the Company, another of whom is selected by the Indemnitee and the last of whom is selected by the first two (2) arbitrators so selected.

(d)Submission to Forum. As soon as practicable, and in no event later than thirty (30) days after written notice of the Indemnitee’s choice of forum pursuant to Section 8(c) above, the Company shall, at its own expense, submit to the selected forum in such manner as the Indemnitee or the Indemnitee’s counsel may reasonably request, its claim that the Indemnitee is not entitled to indemnification; and the Company shall act in the utmost good faith to assure the Indemnitee a complete opportunity to defend against such claim.

(e)Application to Court. Notwithstanding a determination by any forum listed in Section 8(c) hereof that the Indemnitee is not entitled to indemnification with respect to a specific proceeding, the Indemnitee shall have the right to apply to the New York Supreme Court, the court in which that proceeding is or was pending or any other court of competent jurisdiction, for the purpose of enforcing the Indemnitee’s right to indemnification pursuant to this Agreement.

(f)Expenses Related to this Agreement. Notwithstanding any other provision in this Agreement to the contrary, the Company shall indemnify the Indemnitee against all expenses incurred by the Indemnitee in connection with any hearing or proceeding under this Section 8 involving the Indemnitee and against all expenses incurred by the Indemnitee in connection with any other proceeding between the Company and the Indemnitee involving the interpretation or enforcement of the rights of the Indemnitee under this Agreement unless a court of competent jurisdiction finds that each of the claims and/or defenses of the Indemnitee in any such proceeding was frivolous or made in bad faith.

9.Limitations on Indemnification. Notwithstanding any other provision herein to the contrary, the Company shall not be obligated pursuant to this Agreement:

(a)Claims Initiated by Indemnitee. To indemnify or advance expenses to the Indemnitee with respect to an action, suit or proceeding (or part thereof) initiated voluntarily by the Indemnitee (except with respect to any compulsory counterclaim brought by the Indemnitee or an action, suit or proceeding brought to establish or enforce a right to indemnification or advancement of expenses

Applied Digital Corporation – Indemnity Agreement ([Director Last Name])
4887-6000-9116v.1

Ex. 10.1
under this Agreement), unless such action, suit or proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Company;

(b)Section 16(b) Matters. To indemnify the Indemnitee on account of any suit in which judgment is rendered against the Indemnitee for disgorgement of profits made from the purchase or sale by the Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended; or

(c)Prohibited by Law. To indemnify the Indemnitee in any circumstance where such indemnification has been determined by a final (not interlocutory) judgment or other adjudication of a court or arbitration or administrative body of competent jurisdiction as to which there is no further right or option of appeal or the time within which an appeal must be filed has expired without such filing to be prohibited by law.

10.Non-exclusivity. The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of any other rights which the Indemnitee may have under any provision of law, the Company’s Articles or Bylaws, the vote of the Company’s stockholders or disinterested directors, other agreements, or otherwise, both as to action in the Indemnitee’s official capacity and to action in another capacity while occupying the Indemnitee’s position as an agent of the Company, and the Indemnitee’s rights hereunder shall continue after the Indemnitee has ceased acting as an agent of the Company and shall inure to the benefit of the heirs, executors and administrators of the Indemnitee.

11.Enforcement. Any right to indemnification or advances granted by this Agreement to the Indemnitee shall be enforceable by or on behalf of the Indemnitee in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. The Indemnitee, in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting the Indemnitee’s claim. It shall be a defense to any action for which a claim for indemnification is made under this Agreement (other than an action brought to enforce a claim for expenses pursuant to Section 6 hereof, provided that the required undertaking has been tendered to the Company) that the Indemnitee is not entitled to indemnification because of the limitations set forth in Sections 4 and 9 hereof. Neither the failure of the Company (including its Board or its stockholders) to have made a determination prior to the commencement of such enforcement action that indemnification of the Indemnitee is proper in the circumstances, nor an actual determination by the Company (including its Board or its stockholders) that such indemnification is improper, shall be a defense to the action or create a presumption that the Indemnitee is not entitled to indemnification under this Agreement or otherwise.

12.Subrogation. In the event the Company is obligated to make a payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery under an insurance policy or any other indemnity agreement covering the Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

13.Survival of Rights.

(a)All agreements and obligations of the Company contained herein shall continue during the period the Indemnitee is an agent of the Company and shall continue thereafter so long as the Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative, by reason of the fact that the Indemnitee was serving in the capacity referred to herein.

(b)The Company shall require any successor to the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

Applied Digital Corporation – Indemnity Agreement ([Director Last Name])
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Ex. 10.1
14.Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to the Indemnitee to the fullest extent permitted by law including those circumstances in which indemnification would otherwise be discretionary.

15.Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (i) the validity, legality and enforceability of the remaining provisions of the Agreement (including without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to Section 14 hereof.

16.Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

17.Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) when personally delivered by hand or recognized courier and receipted for by the party addressee, on the date of such receipt, (ii) if mailed by certified or registered mail with postage prepaid, on the third business day after the mailing date or (iii) if sent by confirmed facsimile, on the date sent. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

18.Governing Law. This Agreement shall be governed exclusively by and construed according to the laws of the State of Nevada as applied to contracts between Nevada residents entered into and to be performed entirely within Nevada. If, notwithstanding the foregoing, a court of competent jurisdiction shall make a final determination that the provisions of the law of any state other than Nevada govern indemnification by the Company of the Indemnitee, then the indemnification provided under this Agreement shall in all instances be enforceable to the fullest extent permitted under such law, notwithstanding any provision of this Agreement to the contrary.

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Applied Digital Corporation – Indemnity Agreement ([Director Last Name])
4887-6000-9116v.1

The parties hereto have entered into this Indemnity Agreement effective as of the date first above written.

    The Company:        APPLIED DIGITAL CORPORATION

                    By:
                     Name:
                     Title:
                    Address: 3811 Turtle Creek Blvd., Suite 2100
                         Dallas, TX 75219

    The Indemnitee:        [●]

                    [signature]

                    Address: [●]

Applied Digital Corporation – Indemnity Agreement ([Director Last Name])
4887-6000-9116v.1